Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE
For media information: Janet Brewer NCR Corporation (937) 445-6779 janet.brewer@ncr.com	For investor information: Gavin Bell NCR Corporation (937) 445-3276 gavin.bell@ncr.com

For Release on July 29, 2008

NCR Announces 2008 Second-Quarter Results

•	Total revenue growth of 13 percent versus Q2-2007

•	Double-digit revenue growth across key geographies

•	GAAP EPS from continuing operations was $0.26 per diluted share; non-GAAP EPS from continuing operations was $0.40 per diluted share(1)

•	Cash provided by operating activities from continuing operations improved $85 million versus Q2-2007

•	NCR repurchased approximately 5 million shares in the second quarter

DAYTON, Ohio – NCR Corporation (NYSE: NCR) reported financial results today for the three months ended June 30, 2008. Reported revenue of $1.33 billion increased 13 percent over the second quarter of 2007 and included approximately 5 percentage points of benefit from foreign currency translation.

NCR reported second-quarter income from continuing operations of $45 million, or $0.26 per diluted share, compared to $51 million or $0.28 per diluted share in the second quarter of 2007. Income from continuing operations for the second quarter of 2008 included $32 million ($23 million after-tax) in costs, or $0.14 per diluted share, resulting from organizational realignment activities. In the second quarter of 2007, income from continuing operations included $6 million of after-tax costs, or $0.03 per diluted share, related to the manufacturing realignment, a tax adjustment related to prior periods, and the Fox River environmental matter. Excluding these items, non-GAAP earnings from continuing operations(1) in the second quarter of 2008 were $0.40 per diluted share, which compares to $0.31 per diluted share in the prior year period.

-more-

“NCR’s strong second quarter results were broad-based geographically and speak to continued solid demand for our self-service solutions,” said Bill Nuti, chairman and chief executive officer of NCR. “Even in a challenging global economy, consumers want to connect, interact and transact with businesses in new ways, and NCR is at the forefront of helping our customers meet that demand. At the same time, we are striving to make the most of this opportunity by managing for profitable revenue growth, building a sustainable and leading cost structure, and improving our working capital position.”

Second Quarter-2008 Highlights

Financial Highlights

Revenue growth in the Americas region of 11 percent was driven primarily by sales growth to financial institutions. In the Europe-Middle East-Africa (EMEA) region, revenues increased 16 percent due to strong demand for NCR products from Eastern European and Middle Eastern customers. NCR experienced 10 percent revenue growth in the Asia-Pacific-Japan (APJ) region. Total revenue growth of 13 percent was aided by approximately 5 percentage points of benefit from foreign currency translation.

As shown on Schedule B, income from operations was $62 million in the second quarter of 2008 and included $7 million of pension expense and $32 million of costs related to the organizational realignment activities, as previously described. This compares to $79 million of income from operations in the second quarter of 2007, which included $8 million of pension expense and an $11 million benefit related to an update of estimated costs associated with the manufacturing realignment initiative, as previously described. Excluding these items and pension expense, non-GAAP income from operations(2) increased 33 percent to $101 million in the second quarter of 2008 compared to $76 million in the second quarter of 2007.

NCR generated $69 million of cash from operating activities during the second quarter of 2008, compared to using $16 million of cash in the year-ago period. Capital expenditures of $36 million in the second quarter of 2008 were up from $19 million in the year-ago period. NCR generated $33 million of free cash flow (cash from operations less capital expenditures)(3) in the second quarter of 2008, compared to a negative free cash flow of $35 million in the second quarter of 2007. Free cash flow, in the most recent quarter, benefited from reduced levels of accounts receivable and inventory.

Year-to-date, NCR generated $150 million of cash from operating activities, compared to $27 million during the year-ago period. Capital expenditures of $68 million in the first half of 2008 were up from $53 million in the first half of 2007. NCR generated $82 million of free cash flow (cash from operations less capital expenditures)(3) in the first half of 2008, compared to a negative free cash flow of $26 million in the first half of 2007.

In addition, the company used $127 million of cash to repurchase approximately 5 million shares of NCR stock in the quarter.

New Product Highlights

In the second quarter, NCR continued to execute on the largest new product rollout in the company’s history, delivering enhanced solutions to customers in the financial and retail industry markets, as well as verticals such as travel and hospitality that offer newer growth opportunities for self-service solutions.

The rollout of NCR SelfServTM, NCR’s new ATM product family, continues to progress successfully with over 4,000 units ordered by more than 120 customers around the globe year-to-date. NCR SelfServ has been installed by major customers in Australia, Canada, China, Spain and the United States. By year-end 2008, the company anticipates that new customer orders for NCR SelfServ will surpass those of the NCR Personas product line, further validating customer confidence in NCR’s SelfServ family of ATMs.

In May, the next generation NCR FastLaneTM self-checkout solution was introduced at the 2008 Food Marketing Institute and MARKETECHNICS® show in Las Vegas. NCR FastLane now features a more refined, compact design that allows the device to be deployed beyond high-volume retail and grocery environments into other formats, such as department stores, convenience stores, pharmacies and more. The solution allows consumers to scan, bag and pay for goods on their own using cash and debit or credit, including the increasingly popular contactless payment cards.

NCR extended its self-service portfolio further into the hospitality market with the unveiling of the new NCR XpressPort kiosk, a sophisticated and modular hotel check-in kiosk designed to meet consumer demand for self-service in a high-touch environment. The NCR XpressPort kiosk is part of the NCR Xpress Hotel self-service solution, which allows guests to perform a number of tasks including checking-in and out, printing room keys, locating and modifying reservations and viewing and printing messages.

2008 Outlook

NCR now expects 2008 year-over-year revenue growth of 6 to 8 percent, up from previously provided guidance of 5 to 7 percent revenue growth.

Additionally, NCR now expects its full-year 2008 GAAP earnings from continuing operations to be $1.55 to $1.60 per diluted share and non-GAAP earnings from continuing operations to be $1.62 to $1.67 per diluted share.(1)

	Revised 2008 Guidance	Prior 2008 Guidance
Year-over-year revenue growth:
Total NCR	6 - 8%	5 - 7%

Diluted earnings per share – GAAP	$1.55 - $1.60	$1.59 - $1.64
Non-GAAP (does not include certain items)(1)	$1.62 - $1.67	$1.52 - $1.57

2008 Second Quarter Earnings Conference Call

A conference call is scheduled today at 8:00 a.m. (EDT) to discuss the company’s 2008 second-quarter results and guidance for full-year 2008. Access to the conference call, as well as a replay of the call, is available on NCR’s website at http://investor.ncr.com/. Supplemental financial information regarding NCR’s second quarter 2008 operating results is also available on NCR’s website.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Dayton, Ohio.

# # #

NCR is a trademark of NCR Corporation in the United States and other countries.

Reconciliation of Diluted Earnings From Continuing Operations GAAP to Non-GAAP Measures

	Q2 2008 Actual	Q2 2007 Actual	Revised 2008 Guidance
Diluted Earnings Per Share (GAAP)	$0.26	$0.28	$1.55-$1.60
Gain on sale of Canadian manufacturing facility	—	—	0.07
Organizational realignment costs, net	(0.14)	—	(0.14)
Tax adjustment	—	(0.06)	—
Fox River environmental matter, net	—	(0.02)	—
Manufacturing realignment benefit, net	—	0.05	—

Diluted Earnings Per Share (non-GAAP)(1)	$0.40	$0.31	$1.62-$1.67

Free Cash Flow From Continuing Operations

(in millions)

	For the Periods Ended June 30
	Three Months		Six Months
	2008	2007	2008	2007
Cash provided by (used in) operating activities (GAAP)	$69	$(16)	$150	$27
Less capital expenditures for:
Expenditures for property, plant and equipment	(19)	(8)	(36)	(30)
Additions to capitalized software	(17)	(11)	(32)	(23)

Total capital expenditures	(36)	(19)	(68)	(53)

Free cash flow (non-GAAP)(3)	$33	$(35)	$82	$(26)

(1)	NCR’s management looks at the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.

NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, the company believes that certain non-GAAP measures found in this release are useful for investors.

(2)	The segment results discussed in this earnings release exclude the impact of pension expense and certain items. Schedule B, included in this earnings release, reconciles total income from operations excluding pension expense and certain items to income from operations for the company. NCR’s management looks at the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.

(3)	NCR defines free cash flow as cash provided/used by operating activities less capital expenditures for property, plant and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR’s definition may differ from other companies’ definitions of this measure. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities under GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, particularly customers in the financial services sector, which has been impacted by difficulties related to the sub-prime mortgage business and our retail customers who have seen dampening consumer demand, as well as other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans, including potential impact from our recent transition from a business unit to functional organizational model; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended June 30
	Three Months		Six Months
	2008	2007	2008	2007
Revenue
Products	$704	$630	$1,307	$1,116
Services	628	549	1,208	1,055

Total revenue	1,332	1,179	2,515	2,171
Cost of products	512	454	953	865
Cost of services	533	456	1,016	880

Total gross margin	287	269	546	426
% of Revenue	21.5%	22.8%	21.7%	19.6%
Selling, general and administrative expenses	184	160	343	305
Research and development expenses	41	30	76	59

Income from operations	62	79	127	62
% of Revenue	4.7%	6.7%	5.0%	2.9%
Interest expense	5	6	11	12
Other income, net	(5)	(7)	(12)	(16)

Income before income taxes and discontinued operations	62	80	128	66
% of Revenue	4.7%	6.8%	5.1%	3.0%
Income tax expense	17	29	34	24

Income from continuing operations	45	51	94	42
(Loss) income from discontinued operations, net of tax	(1)	47	(2)	90

Net income	$44	$98	$92	$132

Net income per common share from continuing operations
Basic	$0.27	$0.28	$0.55	$0.23

Diluted	$0.26	$0.28	$0.54	$0.23

Net income per common share
Basic	$0.26	$0.54	$0.54	$0.73

Diluted	$0.26	$0.54	$0.53	$0.72

Weighted average common shares outstanding
Basic	166.8	180.1	169.9	179.7
Diluted	169.9	182.8	172.8	182.4

Schedule B

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME SUMMARY

(Unaudited)

(in millions)

	For the Periods Ended June 30
	Three Months			Six Months
	2008	2007	% Change	2008	2007	% Change
Revenue by segment
Americas	$578	$519	11%	$1,065	$943	13%
EMEA	513	441	16%	1,006	819	23%
APJ	241	219	10%	444	409	9%

Consolidated revenue	$1,332	$1,179	13%	$2,515	$2,171	16%

Gross margin by segment
Americas	$108	$106		$201	$191
% of Revenue	18.7%	20.4%		18.9%	20.3%
EMEA	146	109		268	194
% of Revenue	28.5%	24.7%		26.6%	23.7%
APJ	57	49		103	88
% of Revenue	23.7%	22.4%		23.2%	21.5%

Total—segment gross margin	$311	$264		$572	$473

% of Revenue	23.3%	22.4%		22.7%	21.8%

Selling, general and administrative expenses	175	158		349	301
Research and development expenses	35	30		67	58

Non-GAAP income from operations	$101	$76		$156	$114

Pension expense	(7)	(8)		(13)	(17)
Other adjustments (1)	(32)	11		(16)	(35)

Income from operations	$62	$79		$127	$62

(1)

Other adjustments include $32 million of organizational realignment costs in the second quarter of 2008 and a $16 million gain from the sale of a manufacturing facility in Canada in the first quarter of 2008. Other adjustments for the first and second quarter of 2007 include amounts associated with the manufacturing realignment initiative.

Schedule C

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	June 30 2008	March 31 2008	December 31 2007
Assets
Current assets
Cash and cash equivalents	$754	$851	$952
Accounts receivable, net	991	1,048	1,167
Inventories, net	735	752	717
Other current assets	285	260	252

Total current assets	2,765	2,911	3,088

Property, plant and equipment, net	305	309	313
Goodwill	67	66	64
Prepaid pension cost	841	831	776
Deferred income taxes	202	208	210
Other assets	376	331	329

Total assets	$4,556	$4,656	$4,780

Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$301	$1	$1
Accounts payable	469	481	516
Payroll and benefits liabilities	176	163	231
Deferred service revenue and customer deposits	411	432	359
Other current liabilities	418	380	423

Total current liabilities	1,775	1,457	1,530

Long-term debt	8	308	307
Pension and indemnity plan liabilities	442	450	433
Postretirement and postemployment benefits liabilities	362	362	359
Deferred income taxes	56	53	45
Income tax accruals	181	179	165
Other liabilities	127	158	165
Minority interests	19	22	19

Total liabilities	2,970	2,989	3,023

Stockholders’ equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding at June 30, 2008, March 31, 2008 and December 31, 2007, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 165.1, 169.8 and 178.2 shares issued and outstanding at June 30, 2008, March 31, 2008 and December 31, 2007, respectively	2	2	2
Paid-in capital	389	503	683
Retained earnings	1,700	1,656	1,608
Accumulated other comprehensive loss	(505)	(494)	(536)

Total stockholders’ equity	1,586	1,667	1,757

Total liabilities and stockholders’ equity	$4,556	$4,656	$4,780

Schedule D

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended June 30
	Three Months		Six Months
	2008	2007	2008	2007
Operating activities
Income from continuing operations	$45	$51	$94	$42
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	26	27	55	54
Stock-based compensation expense	10	4	20	9
Excess tax benefit from stock-based compensation	(1)	(3)	(1)	(5)
Deferred income taxes	14	17	21	22
Gains on sale of property, plant and equipment	(10)	—	(27)	(4)
Changes in assets and liabilities:
Receivables	57	(58)	176	9
Inventories	17	(26)	(18)	(63)
Current payables and accrued expenses	(9)	21	(103)	(53)
Deferred service revenue and customer deposits	(21)	(26)	52	15
Employee severance and pension	17	(36)	(4)	(10)
Other assets and liabilities	(76)	13	(115)	11

Net cash provided by (used in) operating activities	69	(16)	150	27

Investing activities
Expenditures for property, plant and equipment	(19)	(8)	(36)	(30)
Proceeds from sales of property, plant and equipment	15	—	53	11
Additions to capitalized software	(17)	(11)	(32)	(23)
Other investing activities, business acquisitions and divestitures, net	(23)	1	(23)	1

Net cash used in investing activities	(44)	(18)	(38)	(41)

Financing activities
Purchase of Company common stock	(127)	—	(320)	—
Excess tax benefit from stock-based compensation	1	3	1	5
Short-term borrowings, additions (repayments)	1	(1)	1	(1)
Proceeds from employee stock plans	6	18	10	36
Other financing activities, net	—	1	—	1

Net cash (used in) provided by financing activities	(119)	21	(308)	41

Cash flows from discontinued operations
Net cash (used in) provided by operating activities	(3)	98	(16)	206
Net cash used in investing activities	—	(32)	—	(51)
Net cash provided by financing activities	—	1	—	3

Net cash (used in) provided by discontinued operations	(3)	67	(16)	158

Effect of exchange rate changes on cash and cash equivalents	—	5	14	7

(Decrease) increase in cash and cash equivalents	(97)	59	(198)	192
Cash and cash equivalents at beginning of period	851	1,080	952	947

Cash and cash equivalents at end of period	$754	$1,139	$754	$1,139